Contact:
Meghan Lublin
For immediate release	Corporate and Investor Communications
February 25, 2010	(703) 854-0299

Sunrise Reports Financial Results for Fourth Quarter and Full Year of 2009

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the fourth quarter and full year of 2009.  Sunrise will host a conference call and webcast Thursday, February 25, 2010, at 9:00 a.m. ET, to discuss the financial results.

“We have made significant financial restructuring progress and, as promised, our attention is focused on our communities, team and residents,” said Mark Ordan, Sunrise’s chief executive officer. “While we are the highest-end major senior living company in a difficult economy, we are excited by our strong operating focus and believe this will lead to an improved bottom line.”

Financial Results for Fourth Quarter and Full Year 2009

Sunrise reported revenues of $364.3 million and $1.5 billion for the fourth quarter and twelve months ended December 31, 2009, respectively, as compared to $398.4 million and $1.6 billion for the for the fourth quarter and twelve months ended December 31, 2008. Net income (loss) for the fourth quarter and twelve months ended December 31, 2009, was $10.4 million and ($133.9) million, or $0.19 and ($2.61) per fully diluted share, respectively, as compared to net loss of ($305.6) million and ($439.2) million, or ($6.07) and ($8.72) per fully diluted share, for the fourth quarter and twelve months ended December 31, 2008, respectively. The loss before income taxes and discontinued operations for the fourth quarter and twelve months ended December 31, 2009, was ($32.3) million and ($117.1) million, respectively, as compared to loss before income taxes and discontinued operations of ($235.3) million and ($373.7) million for the fourth quarter and twelve months ended December 31, 2008, respectively.  During the fourth quarter of 2009, Sunrise recognized a gain of $48.9 million from the sale of 21 communities, which is included in discontinued operations. During the fourth quarter of 2008, Sunrise recorded an impairment charge of $121.8 million related to all of the goodwill for its North American business segment.  Sunrise also determined that a valuation allowance on the net deferred tax assets was required.

For the twelve months ended 2009, net loss from operations was ($132.0) million, an improvement of $215.6 million as compared to a net loss from operations of ($347.6) million in the twelve months ended 2008.  Adding back non-cash charges including depreciation and amortization of $46.6 million, write-off of capitalized project costs of $14.9 million, provision for doubtful accounts of $13.6 million, stock compensation of $3.0 million and impairment of long-lived assets of $31.7 million, as well as non-recurring items including the SEC investigation costs of $3.9 million and restructuring costs of $33.3 million, the adjusted income from ongoing operations was $15.0 million.  Adjusted income (loss) from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income or loss from operations or net income or loss.  Adjusted income from ongoing operations is used by management to focus on income generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed. For a reconciliation of these items, please refer to the attached table “Adjusted Income (Loss) from Ongoing Operations.”

Revenues and loss before income taxes and discontinued operations previously reported for 2008 have been reclassified to conform to the current year presentation. The amounts were reclassified to include the results of our German communities, our former Greystone subsidiary, 22 communities, which were sold in 2009, and one community, which was closed in 2009, in discontinued operations.

Cash and Liquidity Update

Sunrise had $39.3 million of unrestricted cash at December 31, 2009.  Sunrise has no borrowing availability under its bank credit facility, and has significant scheduled debt maturities in 2010 and significant debt that is in default.  As of December 31, 2009, Sunrise had debt of $440.2 million, of which $227.2 million of debt is scheduled to mature in 2010, including $33.7 million under its bank credit facility, which is due in December 2010. Debt that is in default totals $317.2 million, including $198.7 million of debt ($215.2 million face) that is in default as a result of the failure to pay principal and interest to the lenders of Sunrise’s German communities. Sunrise is seeking waivers with respect to existing defaults to avoid acceleration of these obligations.

On February 12, 2010, Sunrise extended $56.9 million of debt that was either past due or in default at December 31, 2009.  The debt is associated with an operating community and two land parcels.  In connection with the extension, Sunrise (i) made a $5.0 million principal payment at closing, (ii) extended the terms of the debt to no earlier than December 2, 2010, (iii) provided for an additional $5.0 principal payment on or before July 31, 2010, and, among other items, (iv) defaults under the loan agreements were waived by the lenders.

Significant 2009 and 2010 Developments

During 2009, Sunrise executed on a plan to reduce overhead costs, restructure and extend maturities of some of its debt, and sell assets to generate liquidity.  Steps taken to date as part of this plan include:

•	Selling 21 wholly owned senior living communities for an aggregate purchase price of $204 million, generating at closing approximately $60 million in net proceeds for Sunrise;

•
Entering into an agreement with its Fountains portfolio venture partner and the lender to release Sunrise from all claims that the venture partner and lender had against Sunrise and, in exchange, Sunrise has transferred its 20-percent ownership interest in the venture, as well as contributed certain vacant land parcels, agreed to transfer from management of the 16 Fountains communities, and repaid the venture the $1.8 million management fee Sunrise earned in 2009. To date, Sunrise has transferred from management in eight of the 16 communities;

•
Entering into a restructuring agreement with the lenders to seven of the nine communities in Germany, to settle and compromise their claims against Sunrise. In exchange, Sunrise has issued to the participating lenders 4.2 million shares of common stock, their pro rata share of up to 5 million shares of common stock, has agreed to grant them the mortgages on certain unencumbered North American properties as part of a liquidating trust, and has guaranteed to these participating lenders a minimum of $58.3 million in net proceeds. Sunrise has also agreed to market for sale the German assisted living communities. At December 31, 2009, Sunrise continues to be liable under operating deficit and repayment guarantees for two communities, and a principal repayment guarantee for the Hoesel land parcel, which is not part of the restructuring agreement.  The Hoesel land parcel was sold and the liability was released in early 2010;

•
Selling its Greystone subsidiary and its interests in Greystone seed capital partnerships for $2.0 million in cash at closing; $5.7 million in short-term notes, which have subsequently been repaid; a $6.0 million, 7-year note; a $2.5 million note payable; and 35-percent of the future net proceeds received by the seed capital investors for each of the seed capital interests purchased from Sunrise. In 2009, Sunrise received $1.0 million in net proceeds for one of its seed capital interests.

•
Selling its equity interest in its Aston Gardens venture (generating net proceeds for Sunrise of approximately $4.8 million), and in exchange releasing Sunrise from all guarantee obligations and terminating Sunrise’s six management contracts in the venture as of April 30, 2009;

•	Reducing corporate expenses through reorganization of its corporate cost structure to an annual recurring run rate of approximately $100 million.

Additional details on these steps have been included in Sunrise’s 2009 Form 10-K filed today.

Sunrise’s focus in 2010 will be on: (1) operating high-quality assisted living and memory care communities in North America, Germany and the United Kingdom; (2) increasing occupancy and improving the operating efficiency of Sunrise’s communities; (3) improving the operating efficiency of Sunrise’s corporate operations; (4) generating liquidity; (5) divesting of non-core assets; and (6) reducing operational and financial risk.

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Operating Data for Fourth-Quarter 2009

The nine German communities have been excluded from Sunrise's 2009 fourth quarter operating results set forth below because they are considered discontinued operations.

•
Comparable community revenues for the fourth quarter of 2009 decreased by 1.6 percent, from $525.5 million for the fourth quarter of 2008 to $517.0 million for the fourth quarter of 2009.  Excluding the impact of foreign exchange rates in 2009, comparable community revenues for the fourth quarter of 2009 decreased 2.3 percent to $513.3 million year over year. Sunrise’s comparable community portfolio consists of communities that were open and operating as of January 1, 2007, and include consolidated, unconsolidated venture, and managed communities in the United States, Canada and the United Kingdom.

•
Average unit occupancy in comparable communities for the fourth quarter of 2009 was 86.5 percent, which was down 350 basis points from 90.0 percent for the fourth quarter of 2008, and down 10 basis points as compared to 86.6 percent in the third quarter of 2009.

•
Average daily revenue per occupied unit in comparable communities increased 2.5 percent from $185.85 for the fourth quarter of 2008 to $190.56 for the fourth quarter of 2009. Excluding the impact of foreign exchange rates in 2009, average daily revenue per occupied unit for the comparable community portfolio increased 1.8 percent to $189.22 for the fourth quarter of 2009 as compared to the fourth quarter of 2008.

•
Comparable community operating expenses for the fourth quarter of 2009 decreased 3.9 percent over the fourth quarter of 2008 from $398.5 million to $383.1 million. Excluding certain health and dental expenses experienced in the fourth quarter of 2008, as well as the impact of the foreign exchange rates in 2009, these operating expenses decreased 4.8 percent.

•
As the Company has announced, Sunrise will discontinue managing the Fountains portfolio in the coming months. To date, Sunrise has transferred from management in eight of the 16 communities. Excluding these 16 communities’ operating performance, fourth-quarter 2009 comparable community revenues were $477.0 million, average unit occupancy was 87.2 percent, average daily revenue per occupied unit was $196.98, and community operating expenses were $351.0 million. A table providing additional detail on Sunrise’s operating results excluding this portfolio has been attached.

•	In the fourth quarter of 2009, Sunrise opened five new communities, with a combined capacity of 403 units. As of December 31, 2009, Sunrise did not have any additional communities under construction.

•	As of December 31, 2009, Sunrise operated 384 communities located in the United States, Canada, the United Kingdom and Germany, with a unit capacity of approximately 40,400 units.

•	As of February 25, 2010, Sunrise operated 374 communities located in the United States, Canada, the United Kingdom and Germany, with a unit capacity of approximately 37,800 units.

Sunrise's management believes that total comparable-community revenues, average daily revenue per occupied unit, average unit occupancy rates and total comparable-community expenses are useful indicators of trends in Sunrise's management business.  For additional details on Sunrise’s comparable-community operations data, please refer to the Supplemental Information attached.

Conference Call and Webcast

Sunrise will host a conference call and webcast at 9:00 a.m. ET on Thursday, February 25, 2010, to discuss the financial results for the fourth quarter and full year of 2009 and the other matters discussed in this press release.  The call-in number for the conference call is 877-741-4244 or 719-325-4830 (from outside the U.S.). Callers should reference the “Sunrise Senior Living Q4 Earnings Call” or the participant passcode: 9598943. Those interested may also go to the Investor Relations section of the Company's Web site (http://www.sunriseseniorliving.com) to listen to the earnings call. A telephone replay of the call will be available until March 11, 2010 at 12 p.m. ET, by dialing 888-203-1112 or 719-457-0820 (passcode: 9598943); a replay will also be available on Sunrise's Web site during that period.

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About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 40,000 people.  As of February 25, 2010, Sunrise operated 374 communities in the United States, Canada, Germany and the United Kingdom, with a combined unit capacity of approximately 37,800 units.  Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer's and other forms of memory loss, as well as nursing and rehabilitative services.  Sunrise's senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents.  To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that these expectations will be realized. Sunrise's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the risk that the Company does not execute definitive documentation with the German lenders or consummate the transactions contemplated by the binding term sheet; the risk that the other identified lenders holding other eligible claims do not elect to participate in the restructuring and Sunrise is unable to otherwise settle such claims with them; the risk that the Company is not able to sell the North American properties mortgaged pursuant to the binding term sheet; the risk that the net sale proceeds of the mortgaged North American properties are not sufficient to pay the minimum amount guaranteed by Sunrise to the electing lenders; changes in the Company's anticipated cash flow and liquidity; the Company's ability to maintain adequate liquidity to operate its business and execute its restructuring; the Company's ability to obtain waivers, cure or reach agreements with respect to defaults under the Company's loan, joint venture and construction agreements; the risk that a group of the Company's creditors, acting together, could force the Company into an involuntary bankruptcy proceeding; the Company's ability to sell its German communities within a reasonable time period; the Company's ability to refinance extend the maturity of or otherwise repay its bank credit facility due in 2010 and other debt due in 2009 and 2010 and/or raise funds from other sources; the Company's ability to achieve anticipated savings from the Company's cost reduction program; the outcome of the U.S. Securities and Exchange Commission's investigation; the outcome of the IRS audit of the Company's tax returns for the tax years ended December 31, 2005, 2006 and 2007; the Company's ability to continue to recognize income from refinancings and sales of communities by ventures; risk of changes in the Company's critical accounting estimates; risk of further write-downs or impairments of the Company's assets; risk of future obligations to fund guarantees and other support arrangements to some of the Company's ventures, lenders to the ventures or third-party owners; risk of declining occupancies in existing communities or slower than expected leasing of new communities; risk resulting from any international expansion; development and construction risks; availability of financing for development, including construction loans as to which we are in default; risks associated with past or any future acquisitions; compliance with government regulations; risk of new legislation or regulatory developments; the risk that some of the Company's management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; business conditions and market factors that could affect occupancy rates at and revenues from the Company's communities and the value of the Company's properties generally; competition and our response to pricing and promotional activities of our competitors; changes in interest rates; unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; risks associated with the ownership and operation of assisted living and independent living communities; and other risks detailed in the Company's 2008 Annual Report on Form 10-K filed with the SEC, as may be amended or supplemented in the Company's Form 10-Q filings or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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SUNRISE SENIOR LIVING, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2009	2008	2009	2008
	(Unaudited)
Operating revenue:
Management fees	$28,162	$30,515	$112,467	$131,586
Resident fees for consolidated communities	89,423	87,183	350,278	340,975
Ancillary fees	11,249	9,633	45,397	42,535
Professional fees from development, marketing and other	1,850	10,815	13,193	44,447
Reimbursed costs incurred on behalf of managed communities	233,651	260,273	942,809	1,011,431
Total operating revenues	364,335	398,419	1,464,144	1,570,974
Operating expenses:
Community expense for consolidated communities	68,141	68,658	268,319	257,555
Community lease expense	14,776	15,164	59,344	59,843
Depreciation and amortization	9,640	10,077	46,629	39,497
Ancillary expenses	10,577	10,304	42,457	40,202
General and administrative	28,076	41,326	119,905	157,509
Development expense	2,039	5,883	12,501	34,134
Write-off of capitalized project costs	732	11,554	14,879	95,763
Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	346	3,788	3,887	30,224
Restructuring costs	7,430	16,959	33,313	24,178
Provision for doubtful accounts	2,482	14,484	13,625	20,077
Loss on financial guarantees and other contracts	590	3,320	2,053	5,022
Impairment of owned communities and land parcels	19,362	25,467	31,685	27,816
Impairment of goodwill and intangibles	-	121,828	-	121,828
Costs incurred on behalf of managed communities	227,831	255,590	947,566	1,004,974
Total operating expenses	392,022	604,402	1,596,163	1,918,622
Loss from operations	(27,687)	(205,983)	(132,019)	(347,648)
Other non-operating income (expense):
Interest income	-	2,307	1,351	6,267
Interest expense	(2,769)	(2,914)	(10,301)	(6,709)
Gain (loss) on investments	2,652	(3,770)	3,556	(7,770)
Other income (expense)	1,502	(15,191)	5,773	(20,066)
Total other non-operating income (expense)	1,385	(19,568)	379	(28,278)
Gain (loss) on the sale and development of real estate and equity interests	1,321	(1,654)	21,651	17,374
Sunrise’s share of (loss) earnings and return on investment in unconsolidated communities	(3,689)	(6,639)	5,673	(13,846)
Loss from investments accounted for under the profit-sharing method	(3,651)	(1,424)	(12,808)	(1,329)
Loss before benefit from (provision for) income taxes and discontinued operations	(32,321)	(235,268)	(117,124)	(373,727)
Benefit from (provision for) income taxes	2,351	(996)	3,880	47,137
Loss before discontinued operations	(29,970)	(236,264)	(113,244)	(326,590)
Discontinued operations, net of tax	40,675	(70,621)	(20,271)	(117,516)
Net income (loss) attributable to common shareholders	10,705	(306,885)	(133,515)	(444,106)
Less: (Income) loss attributable to noncontrolling interests, net of tax	(269)	1,273	(400)	4,927
Net income (loss) attributable to common shareholders	$10,436	$(305,612)	$(133,915)	$(439,179)

Earnings per share data:
Basic net income (loss) per common share
Loss before discontinued operations	$(0.57)	$(4.69)	$(2.22)	$(6.48)
Discontinued operations, net of tax	0.76	(1.38)	(0.39)	(2.24)
Net income (loss)	$0.19	$(6.07)	$(2.61)	$(8.72)

Diluted net income (loss) per common share
Loss before discontinued operations	$(0.57)	$(4.69)	$(2.22)	$(6.48)
Discontinued operations, net of tax	0.76	(1.38)	(0.39)	(2.24)
Net income (loss)	$0.19	$(6.07)	$(2.61)	$(8.72)

See accompanying notes

SUNRISE SENIOR LIVING, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except per share and share amounts)	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$39,283	$29,513
Accounts receivable, net	37,304	54,842
Income taxes receivable	5,371	30,351
Due from unconsolidated communities	19,673	45,255
Deferred income taxes, net	23,862	25,341
Restricted cash	39,365	37,392
Assets held for sale	40,658	49,076
German assets held for sale	104,720	-
Prepaid expenses and other current assets	30,198	33,138
Total current assets	340,434	304,908
Property and equipment, net	288,056	681,352
Due from unconsolidated communities	13,178	31,693
Intangible assets, net	53,024	70,642
Goodwill	-	39,025
Investments in unconsolidated communities	64,971	66,852
Investments accounted for under the profit-sharing method	11,031	22,005
Restricted cash	110,402	123,772
Restricted investments in marketable securities	20,997	31,080
Other assets, net	8,496	10,228
Total assets	$910,589	$1,381,557

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$207,811	$377,449
Outstanding draws on bank credit facility	33,728	95,000
Debt relating to German assets held for sale	198,680	-
Accounts payable and accrued expenses	138,032	184,144
Liabilities associated with German assets held for sale	12,632	-
Due to unconsolidated communities	2,180	914
Deferred revenue	5,364	7,327
Entrance fees	33,157	35,270
Self-insurance liabilities	41,975	35,317
Total current liabilities	673,559	735,421
Debt, less current maturities	-	163,682
Investment accounted for under the profit-sharing method	-	8,332
Guarantee liabilities	823	13,972
Self-insurance liabilities	58,225	68,858
Deferred gains on the sale of real estate and deferred revenues	21,865	88,706
Deferred income tax liabilities	23,862	28,129
Other long-term liabilities, net	106,021	126,543
Total liabilities	884,355	1,233,643
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 120,000,000 shares authorized, 55,752,217 and 50,872,711 shares issued and outstanding, net of 401,353 and 342,525 treasury shares, at December 31, 2009 and 2008, respectively	558	509
Additional paid-in capital	474,158	458,404
Retained loss	(460,971)	(327,056)
Accumulated other comprehensive income	8,302	6,671
Total stockholders’ equity	22,047	138,528
Noncontrolling interests	4,187	9,386
Total equity	26,234	147,914
Total liabilities and equity	$910,589	$1,381,557

See accompanying notes

Adjusted Income (Loss) from Ongoing Operations

	Twelve Months Ended
	December 31,
	2009	2008	2007

Loss from operations	$(132,019)	$(347,648)	$(200,123)
Non-cash expenses:
Depreciation and amortization	46,629	39,497	42,601
Write-off of capitalized project costs	14,879	95,763	28,430
Provision for doubtful accounts	13,625	20,077	7,709
Stock compensation	2,979	3,176	7,020
Impairment of long-lived assets	31,685	149,644	7,641

(Loss) income from operations after adjustment for non-cash expenses	(22,222)	(39,491)	(106,722)
Accounting Restatement, Special Independent Committee inquiry,
SEC investigation and stockholder litigation	3,887	30,224	51,707
Restructuring costs	33,313	24,178	-

Adjusted income (loss) from ongoing operations	$14,978	$14,911	$(55,015)

Adjusted income from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and should not be considered as a substitute for income/loss from operations or net income/loss. Adjusted income from ongoing operations is used by management to focus on liquidity generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed.

Sunrise Senior Living, Inc.
Supplemental Information
As of December 31, 2009
($ in thousand except average daily rate)

INCLUDES FOUNTAINS	Communities		Unit Capacity		Resident Capacity
	Q4 09	Q4 08	Q4 09	Q4 08	Q4 09	Q4 08
Community Data (1,2)
Communities managed for third-party owners	135	137	16,416	13,967	17,697	15,366
Communities in ventures	201	203	16,194	20,225	18,982	22,826
Communities consolidated	48	72	7,743	9,417	8,058	9,909
Greystone communities	-	23	-	6,242	-	6,242
Total communities operated	384	435	40,353	49,851	44,737	54,343

Percentage of Total Operating Portfolio
Assisted Living			75%	73%
Independent Living			20%	22%
Skilled Nursing			5%	5%
Total			100%	100%

Selected Operating Results
Comparable Community Owned Portfolio Operating Results (3)	Q4 09	Q4 08	% Change

Total Comparable-Community Portfolio
Number of Communities	320	320
Unit Capacity	34,122	34,122
Resident Capacity	37,558	37,558
Community Revenues	$516,970	$525,539	-1.6%
Community Revenues Excluding Impact of '09 Exchange Rates	$513,341	$525,539	-2.3%
Community Operating Expenses	$383,137	$398,491	-3.9%
Community Operating Expenses Excluding Impact of '09 Exchange Rates, Health and Dental (No Insurance Premium effect in periods)	$377,303	$396,127	-4.8%
Average Daily Revenue Per Occupied Unit	$190.56	$185.85	2.5%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$189.22	$185.85	1.8%
Average Unit Occupancy Rate	86.5%	90.0%	(350)	basis points

Communities in ventures and managed for third-party owners
Number of Communities	284	284
Unit Capacity	27,432	27,432
Resident Capacity	30,721	30,721
Community Revenues	$431,749	$440,639	-2.0%
Community Revenues Excluding Impact of '09 Exchange Rates	$428,120	$440,639	-2.8%
Community Operating Expenses	$314,845	$329,137	-4.3%
Community Operating Expenses Excluding Impact of '09 Exchange Rates, Health and Dental (No Insurance Premium effect in periods)	$309,633	$327,197	-5.4%
Average Daily Revenue Per Occupied Unit	$199.15	$194.28	2.5%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$197.47	$194.28	1.6%
Average Unit Occupancy Rate	85.9%	89.8%	(390)	basis points

Communities consolidated
Number of Communities	36	36
Unit Capacity	6,690	6,690
Resident Capacity	6,837	6,837
Community Revenues	$85,221	$84,900	0.4%
Community Revenues Excluding Impact of '09 Exchange Rates	$85,221	$84,900	0.4%
Community Operating Expenses	$68,292	$69,354	-1.5%
Community Operating Expenses Excluding Health and Dental (No Insurance Premium effects in periods)	$67,670	$68,930	-1.8%
Average Daily Revenue Per Occupied Unit	$156.39	$151.71	3.1%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$156.39	$151.71	3.1%
Average Unit Occupancy Rate	88.8%	90.8%	(200)	basis points

Notes
(1)
During the fourth quarter of 2009, Sunrise opened five venture communities and sold or disposed of one venture community.  Additionally, Sunrise transitioned 16 venture communities to managed. There were also 21 consolidated communities sold.

(2)
Comparable community portfolio consists of all communities in which Sunrise has an ownership interest in or management agreement with and were under Sunrise ownership or management for at least 24 months as of the Janaruay 1, 2009. This includes consolidated communities, communities in ventures and communities managed for third-party owners.

(3)	Community operating expenses exclude management fees paid to Sunrise with respect to comparable-community ventures in order to make comparisons between consolidated and venture communities consistent.

Sunrise Senior Living, Inc.
Supplemental Information
As of December 31, 2009
($ in thousand except average daily rate)

EXCLUDES FOUNTAINS
	Communities		Unit Capacity		Resident Capacity
	Q4 09	Q4 08	Q4 09	Q4 08	Q4 09	Q4 08
Community Data (1,2)
Communities managed for third-party owners	135	137	16,416	13,967	17,697	15,366
Communities in ventures	201	203	16,194	20,225	18,982	22,826
Communities consolidated	48	72	7,743	9,417	8,058	9,909
Greystone communities	-	23	-	6,242	-	6,242
Total communities operated	384	435	40,353	49,851	44,737	54,343

Percentage of Total Operating Portfolio
Assisted Living			75%	73%
Independent Living			20%	22%
Skilled Nursing			5%	5%
Total			100%	100%

Selected Operating Results
Comparable Community Owned Portfolio Operating Results (3)	Q409	Q408	% Change

Total Comparable-Community Portfolio
Number of Communities	304	304
Unit Capacity	30,202	30,202
Resident Capacity	33,527	33,527
Community Revenues	$477,029	$485,051	-1.7%
Community Revenues Excluding Impact of '09 Exchange Rates	$473,400	$485,051	-2.4%
Community Operating Expenses	$356,655	$362,238	-1.5%
Community Operating Expenses Excluding Impact of '09 Exchange Rates, Health and Dental (No Insurance Premium effect in periods)	$351,009	$359,936	-2.5%
Average Daily Revenue Per Occupied Unit	$196.98	$193.35	1.9%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$195.48	$193.35	1.1%
Average Unit Occupancy Rate	87.2%	90.2%	(300)	basis points

Communities in ventures and managed for third-party owners
Number of Communities	268	268
Unit Capacity	23,512	23,512
Resident Capacity	26,690	26,690
Community Revenues	$391,808	$400,151	-2.1%
Community Revenues Excluding Impact of '09 Exchange Rates	$388,179	$400,151	-3.0%
Community Operating Expenses	$288,363	$292,884	-1.5%
Community Operating Expenses Excluding Impact of '09 Exchange Rates, Health and Dental (No Insurance Premium effect in periods)	$283,339	$291,006	-2.6%
Average Daily Revenue Per Occupied Unit	$208.76	$205.30	1.7%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$206.83	$205.30	0.7%
Average Unit Occupancy Rate	86.8%	90.1%	(330)	basis points

Communities consolidated
Number of Communities	36	36
Unit Capacity	6,690	6,690
Resident Capacity	6,837	6,837
Community Revenues	$85,221	$84,900	0.4%
Community Revenues Excluding Impact of '09 Exchange Rates	$85,221	$84,900	0.4%
Community Operating Expenses	$68,292	$69,354	-1.5%
Community Operating Expenses Excluding Health and Dental (No Insurance Premium effects in periods)	$67,670	$68,930	-1.8%
Average Daily Revenue Per Occupied Unit	$156.39	$151.71	3.1%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$156.39	$151.71	3.1%
Average Unit Occupancy Rate	88.8%	90.8%	(200)	basis points

Notes
(1)
During the fourth quarter of 2009, Sunrise opened five venture communities and sold or disposed of one venture community. Additionally, Sunrise transitioned 16 venture communities to managed. There were also 21 consolidated communities sold.

(2)
Comparable community portfolio consists of all communities in which Sunrise has an ownership interest in or management agreement with and were under Sunrise ownership or management for at least 24 months as of the Janaruay 1, 2009. This includes consolidated communities, communities in ventures and communities managed for third-party owners.

(3)	Community operating expenses exclude management fees paid to Sunrise with respect to comparable-community ventures in order to make comparisons between consolidated and venture communities consistent.